Exhibit 99.1

Enertopia Completes Initial Ownership Transaction into the Purified Water Sector

VANCOUVER, British Columbia, March 3, 2010 – Enertopia Corporation. (OTCBB:GLCP) (the "Company" or "Enertopia") makes the following important announcements.

Golden Aria Corp has completed the necessary filings with the Secretary of State of Nevada and has changed its name to Enertopia Corporation. The Company received the votes of 100% of the voting shareholders at its recent Annual General Meeting, in favour of the name change.

Enertopia is very pleased to announce the signing of the definitive agreement with Global Solar Water Power Systems Inc.

Enertopia can now acquire up to a 20% equitable ownership interest in GSWPS subject to certain terms and conditions including the following: (i) the Company makes cash payments of up to US$400,000 to GSWPS; and (ii) the Company issues up to 1,000,000 shares of its common stock. At this time the Company has issued 500,000 restricted shares and $40,500 in cash payments to fulfill its initial payment requirements. As of February 28, 2010, Enertopia has closed on and now owns 5.62% of GSWPS.

Enertopia and GSWPS are currently in negotiations with third parties for the worldwide rollout of our transportable solar powered water purification units, excluding Iraq.

“Enertopia looks forward to not only building the portable solar water business but also growing it’s presence in clean power generation. We are very proud that our deliberate and planned actions of today are building the foundation for a clean energy utopia – an Enertopia - of tomorrow,” said Enertopia President Robert McAllister. “Our technology and actions could contribute to saving the lives of millions and making the world a better place.”

Enertopia is developing a new website that will be operational soon, that will better illustrate its commitment and vision.

Separate from its ownership position of GSWPS, Enertopia has previously announced that it has completed the acquisition of global sales and marketing rights to the water purification equipment.

GSWPS is in the business of developing and manufacturing state of the art transportable solar powered trailer or bench-mounted water purification units that can be delivered and operated nearly anywhere in the world and can provide a village, resort, or remote work-camps with all their drinking water and domestic water requirements. The technology was developed in 2009 by Mark Snyder, Chief Technology Officer of Golden Aria, and Mark Snyder is the President of GSWPS. Over 300 locations in war-torn Iraq are now benefiting from clean drinking water as a result of the deployment of these systems, which were delivered by others to Iraq during 2009.

Wind turbine powered units are in development for applications in remote locations that do not enjoy sufficient sunlight hours, bringing clean drinking water to all the corners of the world. All the units employ various filtering, membrane and UV technology to deliver potable drinking water.

For further information please contact:

Robert McAllister the President @ 250.870.2219

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. Such forward-looking statements include but are not limited to, that any sales or sales revenue will result from the entering of the Agreements, and that the companies expect to form a strategic relationship for the development, implementation, marketing and distribution of the technology and its applications around the World excluding Iraq. The transaction to purchase 20% equitable ownership in GSWPS has not occurred at this time and no assurance can be given that it will occur. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition, receipt of all required regulatory and third party approvals for the proposed transaction, receipt of all required financial statements to consummate the proposed transaction, satisfactory completion of due diligence by the parties to the proposed transaction, the entry into a definitive agreement between the parties to the proposed transaction and other factors which may be identified from time to time in the Company's public announcements and filings.

SOURCE: Golden Aria Corp.